UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2011

GENESIS BIOPHARMA, INC

 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION) OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A
(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective November 30, 2011, Genesis Biopharma, Inc. (the “Company”) entered into agreements with all the holders of the Company’s previously issued Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (the “Notes”) whereby the maturity date of the Notes has been extended to December 19, 2011.  In consideration of the extension of the maturity date of the Notes the Company agreed to a modification of the anti-dilution provisions of the Notes as well as the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock previously issued in conjunction with the Notes.

The foregoing description of the Amendment to the Tranche A Senior  Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes as well as the Amendment to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock does not purport to be complete and is qualified in its entirely by the forms of Amendment No. 1 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes and Amendment No. 1 to Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock attached hereto as Exhibits 10.1 and 10.2, respectively and which are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN 0FF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes
10.2	Form of Amendment No. 1 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: December 1, 2011
	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chairman, Chief Executive Officer and President